Exhibit 2.1

Arll ln ofMerger (PV.'IJl.1/#f fO >tlil:I $<A. I Png9 1 llo<• - · - 20100664269 - 2$ '••l"l<,u:U'h,t 09/02/2010 1:30 PIA - Eo.&33272007..$ (P....,_ to I A \ ; tt!> "'Jg!: 92, \ .20 1 · 1 l.'l(• ttdJ;,W1...,onGl"'1jol'fco1Mo1 - • - 1<u1•>1tyNU1U1 1!1t...,..,.....,,. 111, w1«""'t1'1 • .uf• ,.,,..,_ a...,a11 , .., .,., l.?"" ,.u• 1t1t11 ,1>M1c onw rfo0u, .. . , . . - .. ,..· · - ·"··· - - ""·"' - • - E • ffllM .. Kuuct u . - .<u ,,,.,,v ,._ r.@:iiiiic . : . . . = = - ---- - , h 1::1 . \ HIII•' '"'1 - « \ <W>1o"d!Q)j>)""11:f \ 1111'.d!flWO"l l .t', k •bllll t - :ill'r ill - ••U t'#.

Artlclu of Morgor O"',.m,.1,CH!''ION' \ WA. Pago 2 1! f" - • - "" - Oll'l U OIPtO :Ho _ ... H<fc:, ... S0<tol"'10I - /Jt ,..,41 O I • • "• - >C lt l• 1'f f a . - .t l ht _,5'1 , - ,illl,IUl..1$l( Ji,ffl; lie TM \ lt4 .. &7t,1tdf1Cl,!H fl,! ,_ti> • fl tr hHN o , t:lcf,lcd II \ ' OC<h _,,ll,,c,r,I u,'1111(>,tlSUkNJ}. D ,,,_,. i,••• •c.. ,..,. 1• •' - ƒ '" "',_,..,..,.,... . - ,c l(odt,;11• - . - "" : • t, 0, IIUU . »l') (I o,.., •.,_ • - ..i111uu. - . .Nl)l<o;,11>u .., 1>, • o .,, ol M11 o t<1,u""' nblo.">< "" ƒ "'..VJt 1J l f .u,.,o.,.,.....,,i,u11nt.._i>t1•HIISc•••""••bHDot4 - ...,h•Atli7x1r·th - • " ƒ ' Ol<lt(l tr ,.o; fol l• f - "l.>l'l' ƒ O• • t. 1 - """•I "«fr (R ,_,,,.,,.,.,.,,ot,o,,_..l"'(,.., 1 ..,( ƒ l":rol':$ , . 1 . 1 . . . . . . . . 0 , .... - , , - . ,, ,.,,.....,._ , \ E""') l'( l,O , ll0No IW'll \ 1<41ot11: - ,,'l",1Hllt••

Ar tlc l .S of Merger (l".I.WJ.4!0' 1'0 /'Jlt S Page 3 ,_.oi...,.... ... p;y . coM4,..,.• . .., . . . , ' \ Wt,J(">J:W•• h oe o .. - d_,,. t «o,. l - '<ltv .('0 · 111 .,i,,11 - ,n •.,_ ,.. ,. o,. w'rf,,.IM 11.. - w - t1•cll t,oc, 1>.,to•uu,1>n., i.."•'"ot>t1 ,

- · - ·· · - · A_rtl<:le of Me r ger il'V'l l!l l ftlll tOl<M,JAIW) Pago 4 '"" .. ., ............ .... . . , , ""·

Articles <if Morger (Pl,f11$VAIIT TO 1111:$ tiA.N(? Pago 6 t,) ,.,,.,....... , .... 11 :11,9 , 1011 • .. - ., •• (11' ,tr;c.»IA U •• • ml) • , Pf0',11') •.U clo " " ""'"' - II avolol<lo>.lllllSDlA.Mef: Ar \ l:io() - ,t - .J , ti lr.ocfJK'( !brl ol OCOIWI E f. Cl. b llcitOr II Y e : » (! \ ltGO tho 1111'1!0 dc«:,r)i \ l lll:. Sl llO C lmotd ,!n t. Ii) (trl)"Th e jAtfl • : hm ll'l"lo • - 1: Ƒ "· 1J nr ,.s.,.1 . '$tlvi t1r 1 1 , , _ , _ ., _ . _ , _ . _ ,, _ . _ z _ o _ ,, .., · ;:r,dml,11:> 1 . .... , 1oolllodm"l U> Ml''1 ! 1if h»lhllflr.'ol« • • "W" ,...,_..u,o., • 11u!l'..... - lif " ... ""411,JA - , • !)ly. TM1i<1 · ,.1,1 ,,,. _.. »»>J1111>:f,, ff'OY.rit«l b, Ul1 - .oS#yd1l>.lon; t! - tle.J,.... l - 'Ol ƒ "t:11le # , 'IM)ON:0 !t.)tn • • oo:O, - .. ")'INOw,rll • >lt• to: l>W«<!O<>riti.,f(l \ f.c( - l• •t.h IH>"' '"' .....,,....,,, ,. , , "' - ' ' 1 'ofl•_._..,.,.,,.. •n_,,,,_ lt>oH• - 11 .,..,,u : •1 - 1 ,....,.,., , ., • .,1 N,l<>""'O lf'71>' - ""f1» ••.ot : , - AMllfv,>t_, .. ..q !t • • '1 - 'do$dltl/tO?'( ,wi11mer •tiHC•M""""'{ >.v.tAA tr. tl!OCl " - SO,t w,.,wu11 - . 1 kllo. t1o llt. dlSltllffA2i .

AtUCllU ot · Mo r per ( N)IUH ,IA ll · T 1 ().cllltl P..ige 6 - = ... . ,. _ = , - k ' . : l l " P , ƒ ! . . : , : t i : , , = ' o l = .• 9 : 'r t . ' _ i t ; i ; f : . . : : 0 : • . 1 . . : . ! . ; . >"'" < . . 1 . . ' . . ' 1 : 1 . " ' : 1 ! ! ; M ; ! f \ , l . l W l"" " : 1 , 'o' ! I , I ; . N .'t/1' , ....••• ,,..,. .,. ,_., "•4''": "w , 1 .. "o;c" - .1oum. .. 1 (l'WIO'W.'.'TW l)lt,,...,._,.,,,,,.,.,,owoi,,..u_,.,..,....,.a ... ,_,,,,,,11r - 11 ••11.. - . .. .... e . 1• 0 .,,. ,., ,JY .., /r f - .,, , ,,. s.,, n:t, oHlb>oH ... .. . I t . t . e .. ff/ U \ 0 _j . ! .,, L i - ,i,ilLliiL.J = "":t': 'io '7 ..:.. l,... \ l!IT,...f';f \ \ ,:,>I01od.dt... o rn,on70 t ril..... - U . M ;• - - Mtfw<twt"t>,. _ , M , I _ C , IO ,. M ,. ; .,...,_,_, ri,oi.,.,,._ ..... - .. .... ...,._;:... ,..,_.,.,.,.,,